Exhibit 99.1

Paragon 28 Appoints Dave Demski to Board of Directors

ENGLEWOOD, CO., December 11, 2024 — Paragon 28, Inc. (NYSE: FNA), (the “Company”) a leader in foot and ankle surgical solutions, today announced the appointment of Dave Demski to serve as an independent director of the Company, effective immediately. Mr. Demski brings a wealth of global orthopedic expertise, with over two decades of executive leadership experience. With the addition of Mr. Demski, the Company increased the size of its Board of Directors from eight members to nine members and has further strengthened its strategic oversight and governance capabilities.

Mr. Demski most recently served as the President and CEO of Globus Medical from August 2017 to April 2022, guiding the organization through a period of significant growth and innovation milestones. Prior to his tenure as CEO, he served as CFO, COO and as President, Emerging Technologies. Mr. Demski has significant public company board experience, having served as a member of Globus Medical's board from its inception through April 2022, and currently serving as a member of the board of directors of Alphatec Spine (NASDAQ: ATEC) since October 2023 and having previously served on the board of Axonics, Inc. from January 2021 until its acquisition by Boston Scientific in November 2024. Mr. Demski received a B.S. in Business Administration from the University of Michigan and an M.B.A. from Stanford Graduate School of Business.

“I am thrilled to welcome Dave to our Board of Directors during this pivotal time,” says Albert DaCosta, Chairman and CEO of Paragon 28. “His extensive industry knowledge, leadership experience and operational expertise will be invaluable to Paragon 28 as we continue to advance our mission of improving foot and ankle patient outcomes.”

“I am honored to join the Board of Directors at Paragon 28 and to contribute to the company’s incredible mission of transforming the foot and ankle market,” says Dave Demski, newly appointed director for Paragon 28. “I look forward to collaborating with the Board and the Company’s leadership team to continue driving innovation and impacting lives of patients suffering from foot and ankle conditions around the world.”

About Paragon 28, Inc.

Based in Englewood, CO., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, forefoot, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, Charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Paragon 28’s business in general, see Paragon 28’s current and future reports led with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, as updated periodically with its other filings with the SEC. These forward-looking statements are made as of the date of this press release, and Paragon 28 assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Investor Contact

Matthew Brinckman
Senior Vice President, Strategy and Investor Relations
Phone: (720) 912-1332